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                                                                   EXHIBIT 10.19

[CHASE LOGO]


                       SIXTH AMENDMENT TO CREDIT AGREEMENT

         THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated effective as of November 12, 1999 (the "Effective Date"), is among CRAFTMADE INTERNATIONAL, INC., a Delaware corporation, DUROCRAFT INTERNATIONAL, INC., a Texas corporation, TRADE SOURCE INTERNATIONAL, INC., a Delaware corporation (jointly and severally, "Borrower"), C/D/R INCORPORATED, a Delaware corporation ("C/D/R"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as agent ("Agent"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION and THE FROST NATIONAL BANK (collectively, "Lenders").

                              PRELIMINARY STATEMENT

         Agent, Lenders and Borrower are parties to a Credit Agreement dated as of May 30, 1996, as amended by a First Amendment dated as of October 8, 1996, a Second Amendment dated as of November 1, 1997, a Third Amendment dated as of July 1, 1998, a Fourth Amendment dated as of April 2, 1999 and a Fifth Amendment (in letter form) dated as of August 11, 1999 (as so amended, the "Credit Agreement"). All capitalized terms defined in the Credit Agreement and not otherwise defined in this Amendment shall have the same meanings herein as in the Credit Agreement.

         Agent, Lenders and Borrower have agreed to amend the Credit Agreement to increase principal amounts available to be borrowed by Borrower, subject to the terms and conditions of the Credit Agreement, from $14,000,000 to $16,000,000, to extend the maturity of such indebtedness, and to effect certain other desired changes.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Agent, Lenders and Borrower hereby agree as follows:

         Section 1. Addition of Definition. The following definition is hereby added to Section 1 of the Credit Agreement:

         ""Fixed Charge Coverage Ratio" means (a)(i) EBITDA, less (ii) cash Tax Expense, less (iii) the dollar amount of treasury stock repurchases by Borrower, divided by (b)(i) principal payments made on Debt (including, without limitation, prepayments of Mortgage Debt), plus (ii) Interest Expense, plus
(iii) cash dividends. With respect to both clauses (a) and (b) above, such amounts shall be determined for the period beginning on and including October 1, 1999 through and including the most recently completed fiscal quarter, until such time as the four most recently completed fiscal quarters are taken into account in such determination, at which time and thereafter only the four most recently completed fiscal quarters."
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         Section 2. Amendment of Definition. The following definitions in
Section 1 of the Credit Agreement are amended to read in their entirety as follows:

         ""Applicable Rate" means:

                  (a) during the period that an Advance is a Prime Rate Advance, the Prime Rate minus 1/2 of one percent (0.5%); and

                  (b) during the period that an Advance is a Eurodollar Advance, the Eurodollar Rate plus (i) at all times when the most recent compliance certificate delivered in accordance with SECTION 7.1(C) shows that the Funded Debt to EBITDA Ratio is less than 1.0 to 1.0, one and one-quarter percent (1.25%), and (ii) at all times when the most recent compliance certificate delivered in accordance with SECTION 7.1(C) shows that the Funded Debt to EBITDA Ratio is greater than or equal to 1.0 to 1.0, one and one-half percent (1.5%)."

         ""Borrowing Base" means, at any particular time, an amount equal to the sum of (a) eighty percent (80%) of Eligible Accounts, plus (b) fifty-five percent (55%) of Eligible Inventory; provided, however, that at no time shall the Eligible Inventory component of the Borrowing Base ever be greater than percent (50%) of the aggregate amount of outstanding Advances."

         ""Commitments" means, as to either Lender, the obligation of such Lender to make Advances thereunder in an aggregate principal amount not to exceed $8,000,000, and "Commitments" means such obligation of all Lenders, as such amounts may be reduced pursuant to Section 2.7 or otherwise."

         ""Funded Debt to EBDITA Ratio" means, at any particular time, the ratio of (a) Funded Debt (including Senior Bank Debt and Capital Lease Obligations, but excluding Mortgage Debt) to (b) EBITDA."

         ""Termination Date" means 11:00 a.m. Dallas, Texas time on November 30, 2001, or such earlier date and time on which the Commitments terminate as provided in this Agreement."

         Section 3. Amendment of Section 8.1. The next to last paragraph of
Section 8.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Without limiting the foregoing, C/D/R will not incur, create, assume or permit to exist, and will not permit any subsidiary of C/D/R to incur, create, assume or permit to exist, any Debt, except unsecured Debt in an aggregate amount not to exceed $100,000 at any one time outstanding."

         Section 4. Amendment of Section 8.4. The last proviso of Section 8.4 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "provided, however, that Borrower may purchase treasury stock so long as the Consolidated Debt to Consolidated Tangible Net Worth Ratio is not greater than 2.0 to 1.0, and as a result of such purchase would not become over 2.0 to 1.0, in each case as evidenced by a Treasury Stock Purchase Compliance Certificate, substantially in the form of EXHIBIT F-1 attached


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         hereto, submitted to Agent showing the effect of any potential treasury stock purchases contemplated by Borrower during a thirty (30) day period commencing on the earlier of (i) the date such Treasury Stock Purchase Compliance Certificate is sent to Agent or (ii) the date of the initial treasury stock purchase covered by such certificate."

         Section 5. Amendment of Section 9.3. Section 9.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

         "Section 9.3 Funded Debt to EBITDA Ratio. Borrower will at all times maintain a Funded Debt to EBITDA Ratio, determined monthly with respect to the twelve most recently completed calendar months, of not greater than 1.75 to 1.0."

         Section 6. Replacement of Section 9.4. Section 9.4 of the Credit Agreement (captioned "EBITDA of Trade Source") is hereby deleted in its entirety, and replaced in its entirety by the following:

         "Section 9.4 Fixed Charge Coverage Ratio. Borrower will maintain a Fixed Charge Coverage Ratio of greater than 1.0 to 1.0 as of the end of each fiscal quarter of Borrower."

         Section 7. Amendment of Exhibits. Exhibits A, C, F and F-1 to the Credit Agreement are hereby amended in their entireties to be in the form of Exhibits A, C, F and F-1, respectively, to this Amendment.

         Section 8. Addition of Section 7.12. A new Section 7.12 of the Credit Agreement is hereby added, to read in its entirety as follows:

         "Section 7.12. Administrative Fee. Borrower will pay Agent an administrative fee pursuant to the terms of that certain letter between them regarding such fee. "

         Section 9. Representations; No Event of Default. Borrower hereby represents and warrants to Agent and Lenders that:

- the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and delivered in connection with this Amendment have been authorized by all requisite corporate action on the part of Borrower and Guarantor and will not violate the certificate of incorporation or articles of incorporation (or other charter documents), as applicable, or bylaws of any of Borrower and Guarantor; and

- neither the certificate of incorporation or articles of incorporation (or other charter documents), as applicable, nor bylaws of any of Borrower and Guarantor have been amended or revoked since May 30, 1996, except as certified in writing to Agent and Lenders by Borrower or Guarantor contemporaneously with the execution and delivery of this Amendment; and

- the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Document, are true and correct on and as of the date hereof as though made on and as of the date hereof; and


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-        as of the date of this Amendment, no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default; and

- each of Borrower and Guarantor is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby.

         Section 10. Conditions Precedent. The effectiveness of this Amendment shall be subject to the following conditions precedent:

- Each Lender shall have received a promissory note of Borrower payable to the order of such Lender, in substantially the form of EXHIBIT A hereto, with appropriate completion, which promissory note shall be in modification, increase and replacement of (but not in extinguishment of) those certain promissory notes in the form of EXHIBIT A to the Credit Agreement, and dated as of July 1, 1998 and in the stated maximum principal amount of $7,000,000; and

- Lenders shall have received a Secretary's Certificate from the secretary or assistant secretary of Borrower and Guarantor certifying and attaching appropriate corporate resolutions regarding the transactions contemplated hereby, and statements of incumbency; and

- Lenders shall have received such other documents incidental and appropriate to the transactions provided for herein as Lenders or their counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to Lenders; and

- All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Lenders retained at the expense of Borrower.

         Section 11. Guaranty. C/D/R hereby acknowledges, consents and agrees to this Amendment and (a) acknowledges that its obligations under that certain Guaranty Agreement executed by it effective as of May 30, 1996, in favor of Agent and Lenders, includes a guaranty of all of the obligations, indebtedness and liabilities of Borrower under the Credit Agreement as amended by this Amendment (specifically including the increased principal amount of $16,000,000 potentially available under the Credit Agreement), (b) represents to Agent and Lenders that such Guaranty remains in full force and effect and shall continue to be its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (c) agrees that this Amendment and all documents executed in connection herewith do not operate, and that the prior amendments to the Credit Agreement and all documents executed in connection therewith have not operated, to reduce or discharge its obligations under such Guaranty.

         Section 12. Ratification. Borrower acknowledges that each of the Loan Documents is in all respects ratified and confirmed, and all of the rights, powers and privileges created by this Amendment or under the Loan Documents are ratified, extended, carried forward and remain in full


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force and effect except as the Credit Agreement is amended by this Amendment.
Except as expressly amended by this Amendment, the Credit Agreement is and shall be unchanged.

         Section 13. Liens and Security Interests. Borrower hereby extends and renews the Liens and security interests previously granted to Agent and Lenders and agrees that this Amendment shall in no manner affect or impair any Liens or security interests previously granted. Borrower hereby acknowledges that such Liens and security interests are valid and existing.

         Section 14. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

         Section 15. Joint and Several; Loan Documents. Any and all obligations of Borrower under the Loan Documents are joint and several, whether or not expressly so stated. This Amendment shall be included within the definition of "Loan Documents" as used in the Agreement. The "Agreement" as used in the Credit Agreement is a reference to the Credit Agreement as amended by this Amendment.

         Section 16. Enforceability. Borrower and Guarantor hereby represent and warrant that, as of the date of this Amendment, the Credit Agreement and all documents and instruments executed in connection therewith are in full force and effect and that there are no claims, counterclaims, offsets or defenses to any of such documents or instruments.

         Section 17. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND AS APPLICABLE, THE LAWS OF THE UNITED STATES OF AMERICA.

         THIS WRITTEN AMENDMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the Effective Date.

                  BORROWER:                CRAFTMADE INTERNATIONAL, INC.


                                           By:      /s/ James R. Ridings
                                              --------------------------------
                                           Name:    James R. Ridings
                                           Title:   Chief Executive Officer


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                                           DUROCRAFT INTERNATIONAL, INC.


                                           By:      /s/ James R. Ridings
                                               ------------------------------
                                           Name:    James R. Ridings
                                           Title:   Chief Executive Officer


                                           TRADE SOURCE INTERNATIONAL, INC.


                                           By:      /s/ James R. Ridings
                                              ------------------------------
                                           Name:    James R. Ridings
                                           Title:   Chief Executive Officer

                  GUARANTOR:               C/D/R INCORPORATED


                                           By:      /s/ Clifford Crimmings
                                              ------------------------------
                                           Name:    Clifford Crimmings
                                           Title:   President


                  LENDERS: CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Agent and as Lender


                                           By:      /s/ Jerry G. Petrey
                                              -----------------------------
                                           Name:    Jerry G. Petrey
                                           Title:   Vice President


                                           THE FROST NATIONAL BANK


                                           By:      /s/ D. Michael Randall
                                              -----------------------------
                                           Name:    D. Michael Randall
                                           Title:   Senior Vice President


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